Exhibit 1.1

                                                                  Execution Copy



             WORLD OMNI 1998-A AUTOMOBILE LEASE SECURITIZATION TRUST

                                  $430,000,000
          Floating Rate Automobile Lease Asset Backed Notes, Class A-1

                                  $440,000,000
          Floating Rate Automobile Lease Asset Backed Notes, Class A-2

                                  $410,000,000
          Floating Rate Automobile Lease Asset Backed Notes, Class A-3

                                  $351,383,000
          Floating Rate Automobile Lease Asset Backed Notes, Class A-4


                             UNDERWRITING AGREEMENT


                                                                November 6, 1998

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
   As Representative of the
   Several Underwriters
World Financial Center
North Tower
New York, New York 10281-1201

Dear Sirs:

         1. Introductory. World Omni Lease Securitization L.P., a Delaware limited partnership (the "Transferor"), Auto Lease Finance L.P., a Delaware limited partnership ("ALF L.P."), and World Omni Financial Corp., a Florida corporation ("World Omni"), hereby confirm their respective agreements with you and each of the other underwriters named in Schedule I hereto (the "Underwriters"), for whom you are acting as representative (the "Representative"), with respect to the sale by the Transferor to the Underwriters of $430,000,000 aggregate principal amount of Floating Rate Automobile Lease Asset Backed Notes, Class A-1 (the "Class A-1 Notes"), $440,000,000 aggregate principal amount of Floating Rate Automobile Lease Asset Backed Notes, Class A-2 (the "Class A-2 Notes"), $410,000,000 aggregate principal amount of Floating Rate Automobile Lease Asset Backed Notes, Class A-3 (the "Class A-3 Notes") and $351,383,000 aggregate principal amount of Floating Rate Automobile Lease Asset Backed Notes, Class A-4 (the "Class A-4 Notes" and, together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes,

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the "Class A Notes") of the World Omni 1998-A Automobile Lease Securitization
Trust (the "Trust") under the terms and conditions herein contained. The Class A-1 Notes will bear an annual percentage rate equal to One-Month LIBOR (as defined in the Prospectus) plus 0.35%. The Class A-2 Notes will bear an annual percentage rate equal to One-Month LIBOR (as defined in the Prospectus) plus 0.40%. The Class A-3 Notes will bear an annual percentage rate equal to One-Month LIBOR (as defined in the Prospectus) plus 0.45%. The Class A-4 Notes will bear an annual percentage rate equal to One-Month LIBOR (as defined in the Prospectus) plus 0.55%. The sole general partner of the Transferor is World Omni Lease Securitization LLC (as successor by merger to World Omni Lease Securitization, Inc.) ("WOLS LLC" or the "WOLS LP General Partner"), a Delaware limited liability company and a wholly owned, special purpose finance subsidiary of World Omni, and the sole limited partner of the Transferor is World Omni (in such capacity, the "WOLS LP Limited Partner"). The sole general partner of ALF L.P. is Auto Lease Finance LLC (as successor by merger to Auto Lease Finance, Inc.) ("ALF LLC" or the "ALF L.P. General Partner"), a Delaware limited liability company and a wholly owned, special purpose finance subsidiary of World Omni, and the sole limited partner of ALF L.P. is World Omni (in such capacity, the "ALF L.P. Limited Partner").

         Simultaneously with the issuance of the Class A Notes, the Transferor will cause the Trust to issue $95,592,000 aggregate principal amount of Automobile Lease Asset Backed Notes, Class B (the "Class B Notes" and, together with the Class A Notes, the "Notes"). The Notes will be issued pursuant to an indenture, dated as of October 1, 1998 (the "Indenture"), between the Trust and The Bank of New York, as indenture trustee (in such capacity, the "Indenture Trustee"). The Transferor will own the undivided equity interest in the Trust (the "Transferor Interest"). The Transferor or an affiliate thereof will initially own the Class B Notes. The Transferor Interest will be evidenced by a certificate (the "Transferor Certificate") issued pursuant to a securitization trust agreement, dated as of October 1, 1998 (the "Securitization Trust Agreement"), among the Transferor, PNC Bank, Delaware ("PNC Bank"), as owner trustee (in such capacity, the "Owner Trustee") and the Indenture Trustee. The Class B Notes will be subordinated to the Class A Notes, and the Transferor Certificate will be subordinated to the Notes, in each case to the extent described in the Securitization Trust Agreement and the Indenture. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture.

         The property of the Trust will consist primarily of a special unit of beneficial interest (the "SUBI"), which, in turn, will evidence a beneficial interest in certain specified assets of World Omni LT, an Alabama business trust (the "Origination Trust"), payments to the Trust by Merrill Lynch Derivative Products AG (the "Class A Swap Counterparty") pursuant to the interest rate swap agreement (the "Class A Interest Rate Swap") between the Swap Counterparty and the Owner Trustee dated November 19, 1998 and monies on deposit in the Reserve Fund and in certain other accounts (collectively, the "SUBI Assets"). The assets of the Origination Trust (the "Origination Trust Assets") will consist primarily of retail closed-end lease contracts assigned to the Origination Trust by motor vehicle dealers in the World Omni network of dealers, the automobiles and light duty trucks relating thereto and the proceeds thereof, and payments made under certain insurance policies relating to such lease contracts, the related lessees or such leased vehicles, including payments made under a residual value insurance policy, dated as of October 1, 1998 (the "Residual Value Insurance

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Policy") issued by Federal Insurance Company, a wholly owned subsidiary of The
Chubb Corporation (the "Insurer") in respect of the Leased Vehicles. The SUBI will not evidence a direct interest in the SUBI Assets, nor will it represent a beneficial interest in any Origination Trust Assets other than the SUBI Assets. The Owner Trustee and the Trust will pledge the SUBI and the other property of the Trust to the Indenture Trustee to secure the Notes pursuant to the Indenture.

         The SUBI will be evidenced by a certificate (the "SUBI Certificate") issued to ALF L.P. by the Origination Trust pursuant to a trust agreement as amended and restated as of July 1, 1994, as amended by Amendment No. 1 thereto dated as of November 1, 1994, and as supplemented by a supplement dated as of October 1, 1998 (collectively, the "SUBI Trust Agreement"), in each case among ALF L.P., as initial grantor and initial beneficiary, VT Inc., as trustee (the "Origination Trustee"), and (for certain limited purposes only) U.S. Bank National Association, as trust agent (in such capacity, the "Trust Agent"). The SUBI Certificate will be sold by ALF L.P. to the Transferor pursuant to the SUBI certificate purchase and sale agreement, dated as of October 1, 1998 (the "Certificate Purchase and Sale Agreement"), between the Transferor and ALF L.P. The Origination Trust Assets (including the SUBI Assets) will be serviced by World Omni pursuant to a second amended and restated servicing agreement dated as of July 1, 1994, as amended and as supplemented by a servicing supplement dated as of October 1, 1998 (collectively, the "Servicing Agreement"), in each case between the Origination Trustee and World Omni. The Securitization Trust Agreement, the SUBI Trust Agreement, the Certificate Purchase and Sale Agreement, the Indenture, the Servicing Agreement, the Class A Interest Rate Swap, the backup security agreement, dated as of October 1, 1998 (the "Backup Security Agreement"), among World Omni, ALF L.P., the Origination Trustee, the Transferor, the Owner Trustee and the Indenture Trustee, the support agreement, dated as of October 1, 1995, as amended (the "Support Agreement"), by World Omni in favor of the Transferor, the Amended and Restated Intercreditor Agreement, dated as of December 31, 1997, among World Omni, ALF L.P., the Transferor, the Indenture Trustee, the Origination Trustee, the Trust Agent, the Owner Trustee and the other parties named in Appendix A thereto, together with an accession agreement thereto (collectively, the "Intercreditor Agreement"), between the Indenture Trustee and the Transferor, and the Reimbursement and Indemnification Agreement, dated as of October 1, 1998, between World Omni and the Insurer, are referred to herein collectively as the "Basic Documents".

         2. Representations and Warranties of the Transferor, ALF L.P. and World Omni.

         (a) Each of the Transferor, ALF L.P. and World Omni, jointly and severally, represents and warrants to, and agrees with, each of the Underwriters that:

                  (i) A registration statement on Form S-1 (No. 333-63367), including a form of prospectus, relating to the registration of the Class A Notes has been filed with the Securities and Exchange Commission (the "Commission") and, the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission, either (1) has been declared effective under the Securities Act of 1933, as amended (the "Act"), and is not proposed to be amended or (2) is proposed to be amended by amendment or post-effective

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         amendment. If the Transferor or ALF L.P. does not propose to amend such registration statement and if any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such post-effective amendment has been declared effective by the Commission. For purposes of this Agreement, "Effective Time" means if the Transferor and ALF L.P. have advised the Representative that they (1) do not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or (2) propose to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. "Effective Date" means the date of the Effective Time. Such registration statement, as amended at the Effective Time, including all information, if any, deemed to be a part of such registration statement as of the Effective Time pursuant to Rule
         430A(b) under the Act, and including the exhibits thereto, is hereinafter referred to as the "Registration Statement", and the form of prospectus relating to the Class A Notes, in the form transmitted to the Commission for filing pursuant to and in accordance with Rule
         424(b) under the Act ("Rule 424(b)"), or (if no such filing is required) as included in the Registration Statement, is hereinafter referred to as the "Prospectus". The Prospectus delivered to you for use in connection with the offering of the Class A Notes will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system, except to the extent permitted by Regulation S-T.

                  (ii) If the Effective Time is prior to the execution and delivery of this Agreement: (A) on the Effective Date, the Registration Statement conformed, and on the date of this Agreement the Registration Statement will conform in all material respects with the requirements of the Act and the rules and regulations of the Commission promulgated under the Act (the "Rules and Regulations") and at such times did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) on the date of this Agreement, at the time of the filing of the Prospectus pursuant to Rule 424(b) and at the Closing Date (as such term is defined in Section 3 hereof), the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and does not include, or will not include, any untrue statement of a material fact, nor does the Prospectus omit, nor will it omit, any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Effective Time is subsequent to the execution and delivery of this
         Agreement: (A) on the Effective Date, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and the Registration Statement will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and
         (B) on the Effective Date, at the time of the filing of the Prospectus pursuant to Rule 424(b), if required, and at the Closing Date, the

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         Prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or Prospectus based upon written information furnished to the Transferor and ALF L.P. by any Underwriter through the Representative specifically for use therein. The Prospectus delivered to you for use in connection with the offering of the Class A Notes will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to the EDGAR system, except to the extent permitted by Regulation S-T.

                  (iii) The Basic Documents, the SUBI Certificate and the Residual Value Insurance Policy conform in all material respects to the descriptions thereof and the statements in relation thereto contained in the Prospectus; the SUBI Certificate has been duly and validly authorized and, when executed, issued, authenticated and delivered in accordance with the SUBI Trust Agreement, will be duly and validly issued and outstanding and entitled to the benefits of the SUBI Trust Agreement.

                  (iv) The Notes and the Transferor Certificate conform in all material respects to the description thereof and the statements in relation thereto contained in the Prospectus; the Notes and the Transferor Certificate have been duly and validly authorized and, when executed, issued, authenticated and delivered in accordance with the Indenture and the Securitization Trust Agreement, respectively, and, in the case of the Class A Notes, when delivered to the Underwriters, against payment of the consideration specified herein, will be duly and validly issued and outstanding and entitled to the benefits of the Indenture.

                  (v) None of the Transferor, World Omni, WOLS LLC, ALF LLC, ALF L.P., the Origination Trust or the Trust is now or, as a result of the transactions contemplated by this Agreement, will become, an "investment company", nor is any of them "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

                  (vi) Each of the Contracts and Leased Vehicles allocated as a SUBI Asset on the Closing Date or on the related Transfer Date will meet the eligibility criteria for selection described in the SUBI Trust Agreement.

                  (vii) Each Initial Contract is, and each Subsequent Contract will be, in substantially one of the forms attached as an Exhibit to the SUBI Trust Agreement and constitutes or will constitute on the related Transfer Date the legal, valid, binding and enforceable agreement of the parties thereto; and each Contract complies or will comply on the Closing Date or on the related Transfer Date in all material respects as to content and form with all applicable state and federal laws, including without limitation, consumer protection laws.

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                  (viii) At or prior to the Closing Date, the Origination
         Trustee will have allocated Contracts and Leased Vehicles as SUBI Assets that have an Aggregate Net Investment Value as of the Initial Cutoff Date equal to $1,202,622,476.

         (b) The Transferor and World Omni, as the WOLS LP Limited Partner, as the ALF L.P. Limited Partner and on behalf of WOLS LLC as the WOLS LP General Partner and on behalf of ALF LLC as the ALF L.P. General Partner, jointly and severally represent and warrant to, and agree with, each of the Underwriters that:

                  (i) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise set forth therein, (A) there has been no material adverse change or development resulting in a prospective material adverse change in the condition, financial or otherwise, or business prospects, of the Transferor, the WOLS LP General Partner, ALF L.P. or the ALF L.P. General Partner, whether or not arising in the ordinary course of business and (B) there have been no transactions entered into by the Transferor, the WOLS LP General Partner, ALF L.P. or the ALF L.P. General Partner, other than those in the ordinary course of their respective businesses, that are material with respect to the Transferor, the WOLS LP General Partner, ALF L.P. or the ALF L.P. General Partner.

                  (ii) Each of the Transferor and ALF L.P. has been duly formed and is validly existing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. ? 17-101 et seq. (the "Delaware Act"), and all filings required at the date hereof under the Delaware Act with respect to the due formation and valid existence of the Transferor and ALF L.P. as a limited partnership have been made; each of the Transferor and ALF L.P. has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus or in the World Omni Lease Securitization L.P. Amended and Restated Limited Partnership Agreement, dated as of July 1, 1994, as amended by that certain Assignment of General Partnership Interest and Amendment to Amended and Restated Agreement of Limited Partnership dated as of September 23, 1998 (the "WOLS LLC Partnership Agreement"), between the WOLS LP General Partner and the WOLS LP Limited Partner or the Auto Lease Finance L.P. Amended and Restated Limited Partnership Agreement, dated as of July 1, 1994 as amended by that certain Assignment of General Partnership Interest and Amendment to Amended and Restated Agreement of Limited Partnership dated as of September 23, 1998 (the "ALF LLC Partnership Agreement" and, together with the WOLS LLC Partnership Agreement, the "Partnership Agreements"), between the ALF L.P. General Partner and the ALF L.P. Limited Partner, as the case may be, and to enter into and to perform its obligations under the related Partnership Agreement, this Agreement, each Basic Document to which the Transferor or ALF L.P. is a party or by which it may be bound, the Notes and the Transferor Certificate; each of the Transferor and ALF L.P. is duly qualified or registered as a foreign partnership to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on its condition, financial or otherwise, or business prospects.

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                  (iii) The WOLS LP General Partner is the sole general partner of the Transferor and the WOLS LP Limited Partner is the sole limited partner of the Transferor and, at the Closing Date, each of the WOLS LP General Partner and the WOLS LP Limited Partner will own its respective partnership interest in the Transferor (each of which is a nontransferable interest to the extent provided under the WOLS LLC Partnership Agreement) free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, "Liens") except as permitted by the Basic Documents.

                  (iv) The ALF L.P. General Partner is the sole general partner of ALF L.P. and the ALF L.P. Limited Partner is the sole limited partner of ALF L.P. and, at the Closing Date, each of the ALF L.P. General Partner and the ALF L.P. Limited Partner will own its respective partnership interests in ALF L.P. (each of which is a nontransferable interest to the extent provided under the ALF LLC Partnership Agreement) free and clear of any Lien except as permitted by the Basic Documents.

                  (v) None of the Transferor, the WOLS LP General Partner, ALF L.P. or the ALF L.P. General Partner is in violation of its organizational or charter documents, limited liability company agreement or the related Partnership Agreement, as the case may be, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound, or to which any of its properties or assets is subject; the execution, delivery and performance by each of the Transferor, the WOLS LP General Partner, ALF L.P. and the ALF L.P. General Partner, as the case may be, of this Agreement, the related Partnership Agreement, each Basic Document to which it is a party, the Notes and the Transferor Certificate, the consummation of the transactions contemplated herein and therein and compliance by it with its obligations hereunder and thereunder have been duly and validly authorized by all necessary action (corporate or otherwise) and will not conflict with or constitute a breach of or default under, or result in the creation or imposition of any Lien (except as permitted by the Basic Documents) upon any of its property or assets pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it may be a party, by which it may be bound or to which any of its properties or assets is subject, nor will such action result in any violation of the provisions of its charter or organizational documents, bylaws or the related Partnership Agreement, or any applicable law, administrative regulation or administrative or court decree.

                  (vi) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of any of the Transferor, the WOLS LP General Partner, the WOLS LP Limited Partner, ALF L.P., the ALF L.P. General Partner, the ALF L.P. Limited Partner and World Omni, threatened, against or affecting the Transferor, the WOLS LP General Partner, ALF L.P. or the ALF L.P. General Partner that is required to be disclosed in the Registration Statement and that is not disclosed or that might

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         result in any material adverse change in its condition, financial or otherwise, or in its earnings, business affairs or business prospects or that might materially and adversely affect its properties or assets or that might materially and adversely affect the consummation of this Agreement, either Partnership Agreement or any Basic Document to which any of such entities is a party or by which it may be bound; all pending legal or governmental proceedings to which the Transferor, the WOLS LP General Partner, ALF L.P. or the ALF L.P. General Partner is a party or of which any of their respective properties or assets is the subject that are not described in the Registration Statement, including ordinary routine litigation incidental to their respective businesses, are, considered in the aggregate, not material; and there are no contracts or documents of the Transferor, the WOLS LP General Partner, the WOLS LP Limited Partner, ALF L.P., the ALF L.P. General Partner or the ALF L.P. Limited Partner that are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been so filed.

                  (vii) Except such as may be required by the Act, the Rules and Regulations or state securities laws, no authorization, approval or consent of any court, governmental authority or agency or any other Person is necessary in connection with (A) the issuance of the SUBI Certificate, (B) the issuance of the Notes and the Transferor Certificate or the offering and sale of the Notes, (C) the execution, delivery and performance by the Transferor or ALF L.P. of this Agreement, any Basic Document to which it is a party, the Notes or the Transferor Certificate or (D) the consummation by the Transferor or ALF L.P. of the transactions contemplated hereby or thereby, except such authorizations, approvals or consents as will have been obtained and are in full force and effect as of the Closing Date.

                  (viii) Each of the Transferor, the WOLS LP General Partner, ALF L.P. and the ALF L.P. General Partner possesses all material certificates, authorities, licenses and permits issued by the appropriate state, federal or foreign regulatory agencies or bodies as are necessary to conduct the business now operated by it, and none of such entities has received notice of any proceedings relating to the revocation or modification of any such certificate, authority, license or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect its condition, financial or otherwise.

                  (ix) This Agreement has been duly executed and delivered by the WOLS LP General Partner for the Transferor and by the ALF L.P. General Partner for ALF L.P.

                  (x) As of the Closing Date, each of the Basic Documents to which any of the Transferor, the WOLS LP General Partner, ALF L.P. or the ALF L.P. General Partner is a party and the WOLS LLC Partnership Agreement or the ALF LLC Partnership Agreement, as the case may be, has been duly executed and delivered by each such entity, and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute the legal, valid and binding agreement of the Transferor, the WOLS LP General Partner, ALF L.P. or the ALF L.P.

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         General Partner, as the case may be, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (xi) The Transferor will use the proceeds of the Class A Notes as described in the Prospectus under the caption "Use of Proceeds".

                  (xii) As of the Closing Date, the representations and warranties of each of the Transferor, the WOLS LP General Partner, ALF L.P. and the ALF L.P. General Partner in the related Partnership Agreement and in each Basic Document to which it is a party and in Officer's Certificates of any of the Transferor, the WOLS LP General Partner, ALF L.P. and the ALF L.P. General Partner delivered on the Closing Date or on each Transfer Date, as the case may be, will be true and correct, and each Underwriter may rely on such representations and warranties as if they were set forth herein in full.

                  (xiii) None of the Transferor, the WOLS LP General Partner, the WOLS LP Limited Partner, ALF L.P., the ALF L.P. General Partner or the ALF L.P. Limited Partner conducts business or has affiliates who conduct business in Cuba or with the government of Cuba within the meaning of Section 517.075 of the Florida Securities and Investors Protection Act or Regulation Section 3E-900.001 promulgated thereunder.

         (c) World Omni, on its own behalf and on behalf of ALF LLC, WOLS LLC and the Origination Trustee, each to the extent indicated below, represents and warrants to, and agrees with, each of the Underwriters that:

                  (i) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise set forth therein, (A) there has been no material adverse change or development resulting in a prospective material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Origination Trustee (in its capacity as trustee of the Origination Trust) or World Omni and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business and (B) there have been no transactions entered into by the Origination Trustee (in its capacity as trustee of the Origination Trust), World Omni or any other subsidiary of World Omni, other than those in the ordinary course of business, that are material with respect to the condition, financial or otherwise, or the earnings or business affairs of the Origination Trustee (in its capacity as trustee of the Origination Trust) or World Omni and its subsidiaries considered as one enterprise.

                  (ii) World Omni has been duly incorporated, is current in the payment of taxes to the State of Florida and fees to the Florida Department of State and its status is "active"; World Omni has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and to perform its obligations under this Agreement, the Partnership Agreements and each Basic Document to which World Omni is a

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         party or by which it may be bound; and World Omni is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify would not have a material adverse effect on its condition, financial or otherwise, or its earnings, business affairs or business prospects or its ability to perform its obligations under each Basic Document to which it is a party or by which it may be bound.

                  (iii) Each of WOLS LLC and ALF LLC has been duly incorporated and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, in each case with power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and to perform its obligations under each Basic Document to which it is a party or by which it may be bound; each of WOLS LLC and ALF LLC is duly qualified as a foreign limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on its condition, financial or otherwise, or its earnings or business affairs; all of the issued and outstanding membership interests of each of WOLS LLC and ALF LLC is owned by World Omni, free and clear of Liens and neither WOLS LLC nor ALF LLC has any subsidiaries. Each of WOLS LLC and ALF LLC is current in the payment of any taxes required to be paid by each of WOLS LLC and ALF LLC.

                  (iv) The Origination Trust has been qualified as a business trust under applicable Alabama law and all filings required to be made in respect of the Origination Trust's status as a business trust under the laws of each state in which such filings are required have been made and are in full force and effect on the Closing Date, except where the failure so to file would not have a material adverse effect on its condition, financial or otherwise, or its earnings, business affairs or business prospects or its ability to perform its obligations under each Basic Document to which it is a party or by which it may be bound.

                  (v) World Omni is not in violation of its organizational or charter documents, bylaws or either Partnership Agreement, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound, or to which any of its property or assets is subject; the execution, delivery and performance by World Omni of this Agreement, each Partnership Agreement and each Basic Document to which it is a party and the consummation of the transactions contemplated herein and therein and compliance by it with its obligations hereunder and thereunder have been duly and validly authorized by all necessary action (corporate or otherwise) and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any Lien (except as permitted by the Basic Documents) upon any of its properties or assets pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound, or to which any of its properties or assets is subject, nor will such action result in any violation of the provisions of its charter or organizational documents, bylaws or each Partnership Agreement, as the case may be, or any applicable law, administrative regulation or administrative or court decree.

                  (vi) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of World Omni, threatened against or affecting World Omni or the Origination Trustee (in its capacity as trustee of the Origination Trust), that is required to be disclosed in the Registration Statement and that is not disclosed or that might result in any material adverse change in its condition, financial or otherwise, or in its earnings, business affairs or business prospects or that might materially and adversely affect its properties or assets or that might materially and adversely affect the consummation of this Agreement, either Partnership Agreement or any Basic Document to which it is a party or by which it may be bound; and all pending legal or governmental proceedings to which World Omni or the Origination Trustee (in its capacity as trustee of the Origination Trust) is a party or of which any of their respective properties or assets is the subject that are not described in the Prospectus, including ordinary routine litigation incidental to their respective businesses, are, considered in the aggregate, not material.

                  (vii) No authorization, approval or consent of any court, governmental authority or agency or any other Person is necessary in connection with the execution, delivery and performance by World Omni, ALF LLC, WOLS LLC or the Origination Trustee (in its capacity as trustee of the Origination Trust) of this Agreement, each applicable Partnership Agreement or any Basic Document to which any of them is a party or the consummation by any of them of the transactions contemplated hereby or thereby, except such authorizations, approvals or consents as will have been obtained and are in full force and effect as of the Closing Date.

                  (viii) Each of World Omni and the Origination Trustee (in its capacity as trustee of the Origination Trust) possesses all material certificates, authorities, licenses or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies as are necessary to conduct the business now operated by it, and neither of such entities has received any notice of proceedings relating to the revocation or modification of any such certificate, authority, license or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect its condition, financial or otherwise, or its earnings, business affairs or business prospects or its ability to perform its obligations under each Basic Document to which it is a party or by which it may be bound.

                  (ix) This Agreement has been duly executed and delivered by World Omni.

                  (x) As of the Closing Date, each Basic Document to which World Omni is a party and each Partnership Agreement has been duly executed and delivered by World Omni and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute the legal, valid and binding agreement of World Omni, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (xi) At the time of execution and delivery of the 1998-A SUBI Supplement on the Closing Date, the Origination Trustee on behalf of the Origination Trust will have good and marketable title to the Initial Contracts, the related Contract Rights, the Initial Leased Vehicles and other rights relating to the Initial Contracts and the Initial Leased Vehicles being allocated as SUBI Assets pursuant thereto, free and clear of Liens (except as permitted by the Basic Documents and other than the administrative lien in favor of Bank of America Trust Company of Florida, N.A. or AL Holding Corp. (the "Administrative Lien")) and will not have assigned to any Person any of its right, title or interest in any such Contracts, Contract Rights, Leased Vehicles or other rights, or shall have obtained the release of any such prior assignment.

                  (xii) On each Transfer Date the Origination Trustee on behalf of the Origination Trust will have good and marketable title to the related Subsequent Contracts, the related Contract Rights, the related Subsequent Leased Vehicles and other rights relating to such Subsequent Contracts and Subsequent Leased Vehicles being allocated as SUBI Assets pursuant thereto, free and clear of Liens (other than the Administrative Lien), and will not have assigned to any Person any of its right, title or interest in any such Subsequent Contracts, Contract Rights, Subsequent Leased Vehicles or other rights, or shall have obtained the release of any such prior assignment.

                  (xiii) As of the Closing Date, the representations and warranties of World Omni in the Partnership Agreements and in each Basic Document to which it is a party and in Officer's Certificates of World Omni delivered on the Closing Date or on each Transfer Date, as the case may be, will be true and correct, and each Underwriter may rely on such representations and warranties as if they were set forth herein in full.

                  (xiv) At or prior to the Closing Date, World Omni, as Servicer under the Servicing Agreement, has made the appropriate allocation of assets within the estate of the Origination Trust to the SUBI Assets required by the SUBI Trust Agreement.

                  (xv) As of the Closing Date, the Origination Trustee has not assigned to any Person any of its right, title or interest in any of the Contracts, Contract Rights, Leased Vehicles or other related rights constituting the SUBI Assets, or has obtained the release of each such prior assignment.

                  (xvi) On each Transfer Date the Origination Trustee will not have assigned to any Person any of its right, title or interest in any of the related Subsequent Contracts, Contract Rights, Subsequent Leased Vehicles or other related rights constituting the SUBI Assets, or shall have obtained the release of each such prior assignment.

         (d) Any Officer's Certificate signed by any officer of the Transferor, World Omni, WOLS LLC, ALF LLC or ALF L.P. and delivered to the Representative or counsel for the Underwriters shall be deemed a representation and warranty of the Transferor, World Omni, WOLS LLC, ALF LLC or ALF L.P., as the case may be, to each Underwriter as to the matters covered thereby.

         3. Purchase, Sale and Delivery of the Class A Notes. On the basis of and in reliance on the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Transferor agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Transferor the aggregate principal amount of each Class of Class A Notes set forth in Schedule I opposite the name of such Underwriter, at a purchase price equal to the following percentages of the aggregate initial principal balances thereof, (i) in the case of the Class A-1 Notes, 99.810%, (ii) in the case of the Class A-2 Notes, 99.795%, (iii) in the case of the Class A-3 Notes, 99.785% and (iv) in the case of the Class A-4 Notes, 99.765%.

         Each Class of Class A Notes will initially be represented by one or more notes registered in the name of Cede & Co., as the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of each Class of Class A Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive instruments evidencing the Class A Notes will be available only under the limited circumstances specified in the Indenture.

         The Transferor will deliver the Class A Notes to the Representative for the respective accounts of the Underwriters, against payment of the purchase price therefor in immediately available funds payable to the order of the Transferor, at the office of Williams & Connolly, 725 Twelfth Street, N.W., Washington, D.C. 20005-5901 (or at such other location as agreed upon among the Transferor, ALF L.P., World Omni and the Representative) at 10:00 A.M., New York time, on November 19, 1998, or at such other time not later than five full business days thereafter, as the Transferor, ALF L.P., World Omni and the Representative determine, such time being herein referred to as the "Closing Date". The instruments evidencing the Notes and the Transferor Certificate will be made available for inspection at the above offices of Williams & Connolly (or at such other location agreed upon among the Transferor, ALF L.P., World Omni and the Representative) at least 24 hours prior to the Closing Date.

         Pursuant to Rule 15c6-1(d) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Transferor, ALF L.P., World Omni and the Underwriters have agreed that the Closing Date will be not less than nine business days following the date hereof. The Transferor, ALF L.P., World Omni and the Underwriters further agree that upon receipt by an investor who has received an electronic Prospectus or a request by such investor's representative (whether such request is delivered to an Underwriter, the Transferor or ALF L.P.) during the period during which there is an obligation to deliver a Prospectus, the Underwriters will promptly deliver or cause to be delivered without charge, a paper copy of the Prospectus.

         4. Certain Agreements of the Underwriters.

         (a) It is understood that the Underwriters propose to offer the Class A Notes for sale to the public as set forth in the Prospectus.

         (b) The Underwriters covenant and agree that prior to the date which is one year and one day after the last date upon which (i) each Class of Notes has been paid in full, and (ii) all obligations due under any other Securitized Financing have been paid in full, the Underwriters will not institute against, or join any other Person in instituting against, ALF L.P. any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law. The foregoing shall not limit the right of any Underwriter to file any claim in or otherwise take actions with respect to any such proceeding instituted by any Person not under such a constraint.

         (c) Until the Representative informs the Transferor in writing that all of the Class A Notes have been sold by the Underwriters, each Underwriter covenants and agrees to provide to the Transferor each day, with respect to sales of the Class A Notes made by such Underwriter on such date at any price other than the public offering price set forth on the cover page of the Prospectus, the information in writing (which may be in the form of a telecopy) necessary to enable the Transferor to prepare and file or transmit for filing with the Commission the information requested by the Commission to be filed with respect to the distribution of the Class A Notes.

         5. Certain Agreements of the Transferor, ALF L.P. and World Omni. Each of the Transferor, ALF L.P. and World Omni jointly and severally covenants and agrees with each of the Underwriters that:

                  (a) If the Effective Time is prior to the execution and delivery of this Agreement, the Transferor and ALF L.P. will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representative, subparagraph (4)) of Rule 424(b), not later than the second business day following the execution and delivery of this Agreement. The Transferor and ALF L.P. will advise the Representative promptly of any such filing pursuant to Rule 424(b).

                  (b) The Transferor and ALF L.P. will advise the Representative promptly of any proposal to amend or supplement the registration statement as filed or the related prospectus or the Registration Statement or the Prospectus and will not effect any such amendment or supplement without the consent of the Representative. The Transferor and ALF L.P. will advise the Representative promptly of the effectiveness of the Registration Statement (if the Effective Time is subsequent to the execution and delivery of this Agreement), of any amendment or supplement of the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement. The Transferor and ALF L.P.

         will use their best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued. The Transferor and ALF L.P. will comply with the Act, the Exchange Act, the Trust Indenture Act of 1939, as amended and the rules and regulations contemplated thereunder so as to permit the completion of the distribution of the Class A Notes as contemplated in this Agreement and in the Prospectus. The Transferor and ALF L.P. will file with the Commission all documents required to be filed pursuant to the Exchange Act within the time periods specified in the Exchange Act or the rules and regulations promulgated thereunder.

                  (c) If, at any time when a prospectus relating to the Class A Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act, the Transferor and ALF L.P. promptly will prepare and file, or cause to be prepared and filed, with the Commission an amendment or supplement that will correct such statement or omission or effect such compliance. Neither the consent of the Representative to, nor the delivery by any Underwriter of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

                  (d) As soon as practicable, but not later than the Availability Date (as defined below), the Transferor and ALF L.P. will cause the Indenture Trustee to make generally available to the Class A Noteholders an earnings statement covering a period of at least 12 months beginning after the Effective Date that will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the Effective Date, except that, if such fourth fiscal quarter is the last quarter of the fiscal year of the Transferor and ALF L.P., "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

                  (e) The Transferor and ALF L.P. will furnish to the Representative copies of the registration statement as originally filed with the Commission and each amendment thereto (in each case at least one of which will be signed and will include all exhibits), each related preliminary prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative may reasonably request.

                  (f) The Transferor and ALF L.P. will arrange for the qualification of the Class A Notes for sale under the laws of such jurisdictions in the United States as the Representative may designate and will continue such qualifications in effect so long as required for the distribution of the Class A Notes, provided that neither the Transferor nor ALF L.P. shall be obligated to qualify to do business nor become subject to service of process generally, but only to the extent required for such qualification, in any jurisdiction in which it is not currently so qualified.

                  (g) So long as any Notes are outstanding, the Transferor, ALF L.P. or World Omni, as the case may be, will make good faith efforts to deliver or cause to be delivered to the Representative, as soon as each becomes available, copies of (i) each report relating to the Notes delivered to Noteholders pursuant to Section 3.06 of the Securitization Trust Agreement, (ii) the annual statement as to compliance and the annual statement of a firm of independent public accountants furnished pursuant to Sections 3.02, 3.03 or 10.02 of the Servicing Agreement,
         (iii) each certificate or notice delivered by the Servicer pursuant to
         Section 10.03 of the Servicing Agreement, (iv) each periodic report required to be filed by the Transferor or ALF L.P. with the Commission pursuant to the Exchange Act, or any order of the Commission thereunder and (v) such other information concerning the Transferor, World Omni, ALF LLC, WOLS LLC, ALF L.P., the Origination Trustee (in its capacity as trustee of the Origination Trust), the Origination Trust, the Trust, the Notes or the Transferor Certificate as the Representative may reasonably request from time to time.

                  (h) The Transferor, ALF L.P. and World Omni will pay all expenses incident to the performance of their respective obligations under this Agreement, including without limitation, (i) expenses incident to the word processing, printing and reproduction of the registration statement as originally filed with the Commission and each amendment thereto, preliminary prospectuses and the Prospectus (including any amendments and supplements thereto), (ii) the fees and disbursements of the Origination Trustee, the Owner Trustee, the Indenture Trustee, the Trust Agent, the Insurer and their respective counsel, (iii) the fees and disbursements of counsel and the independent public accountants of the Transferor, ALF L.P. and World Omni, (iv) the fees charged by each of Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's") and Fitch IBCA, Inc. ("Fitch" and, together with Moody's and Standard & Poor's, the "Rating Agencies") in connection with the rating of each Class of Notes, (v) the fees of DTC in connection with the book-entry registration of the Class A Notes and (vi) expenses (including reasonable fees and disbursements of counsel) incurred by the Underwriters pursuant to
         Section 5(f) hereof in connection with the qualification of the Class A Notes for sale under the laws of such jurisdictions in the United States as the Representative may designate. If this Agreement is terminated by the Representative in accordance with the provisions of
         Section 6 or clause (i) or clause (ii) of Section 10 hereof, the Transferor, ALF L.P. and World Omni shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel to the Underwriters.

                  (i) For a period of 45 days from the date hereof, none of the Transferor, ALF L.P., World Omni or any of their respective affiliates will, without the prior written consent of the Representative, directly or indirectly, offer, sell or contract to sell or announce the offering of, in a public or private transaction, any other collateralized securities (other than the Class B Notes) similar to the Class A Notes.

                  (j) So long as any Class A Notes are outstanding, the Transferor, ALF L.P. and World Omni will cause to be delivered to the Representative a reliance letter relating to each Opinion of Counsel delivered to the Owner Trustee, the Indenture Trustee, the Origination Trustee or any Rating Agency by counsel to the Transferor, ALF L.P. or World Omni relating to the transactions contemplated by this Agreement or the Basic Documents.

                  (k) To the extent, if any, that the rating provided with respect to any Class of Class A Notes by any Rating Agency or the Insurer is conditional upon the furnishing of documents or the taking of any other actions by the Transferor, ALF L.P. or World Omni, the Transferor, ALF L.P. or World Omni, as the case may be, shall furnish such documents and take any such other actions.

         6. Conditions of the Obligations of the Underwriters. The obligation of the several Underwriters to purchase and pay for the Class A Notes will be subject to the accuracy of the respective representations and warranties on the part of the Transferor, ALF L.P. and World Omni herein, to the accuracy of the statements of the respective officers of the Transferor, ALF L.P. and World Omni made pursuant to the provisions hereof, to the performance by the Transferor, ALF L.P. and World Omni of their respective obligations hereunder and to the following additional conditions precedent:

         (a) On (i) the date of this Agreement, the Representative, ALF L.P. and the Transferor shall have received a letter or letters, dated the date of delivery thereof (which, if the Effective Time is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to the Effective Time), of Arthur Andersen LLP ("Arthur Andersen") confirming that they are independent public accountants within the meaning of the Act and the Rules and Regulations, substantially in the form of the draft or drafts to which the Representative has previously agreed and otherwise in form and in substance satisfactory to the Representative and counsel for the Underwriters and (ii) on the Closing Date, the Representative, ALF L.P. and the Transferor shall have received a letter or letters, dated as of the Closing Date, from Arthur Andersen, updating each letter delivered pursuant to clause (i) above, in form and substance satisfactory to the Representative and counsel for the Underwriters.

         (b) If the Effective Time has not occurred prior to the date of this Agreement, the Effective Time shall be the date of execution and delivery of this Agreement, or the next business day after the date of this Agreement or such later date as shall have been consented to by the Representative. If the Effective Time is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Transferor, ALF L.P., World Omni or the Representative, shall be contemplated by the Commission.

         (c) The Representative shall have received certificates of the President, any Vice President or the Treasurer or any Assistant Treasurer of (i) the WOLS LP General Partner on behalf of the Transferor, (ii) the ALF L.P. General Partner on behalf of ALF L.P. and (iii) World Omni, each dated the Closing Date, in which such officer shall state, in the case of (A) the Transferor and ALF L.P., that (1) the representations and warranties of the Transferor or ALF L.P., as the case may be, in each Basic Document to which it is a party and in this Agreement are true and correct, (2) to the best knowledge of such officer after reasonable investigation, the Transferor or ALF L.P., as the case may be, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and (3) subsequent to the date of this Agreement, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Transferor or ALF L.P., as the case may be, except as set forth in or contemplated by the Prospectus and (B) World Omni, that (1) the representations and warranties of World Omni in each Basic Document to which it is a party and in this Agreement are true and correct, (2) to the best knowledge of such officer after reasonable investigation, World Omni has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder and (3) subsequent to the date of this Agreement, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of World Omni except as set forth in or contemplated by the Prospectus.

         (d) The Representative shall have received a certificate, dated the Closing Date, of a Vice President or another duly authorized officer of the Insurer, satisfactory in form and substance to the Representative and counsel to the Underwriters, substantially to the effect that, among other things, (i) the information provided by the Insurer for use in the Registration Statement and the Prospectus is true and correct in all material respects and (ii) since the date of the financial statements of the Insurer included in the Prospectus, there has been no change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Insurer that would have a material adverse effect on the ability of the Insurer to meet its obligations under the Residual Value Insurance Policy.

         (e) The Representative shall have received:

                  (1) The favorable opinions of (A) Williams & Connolly, counsel to the Transferor, ALF L.P. and World Omni, (B) Hand Arendall, L.L.C., special Alabama counsel to the Transferor, ALF L.P. and World Omni, (C) English, McCaughan & O'Bryan, P.A., special Florida counsel to the Transferor, ALF L.P. and World Omni, (D) McDermott, Will & Emery, special Illinois and New York counsel to the Transferor, ALF L.P. and World Omni, (E) Richards, Layton & Finger, special Delaware counsel to the Transferor, ALF L.P. and World Omni, (F) Burbage & Weddell L.L.C., special Georgia counsel to the Transferor, ALF L.P. and World Omni and
         (G) Smith Helms Mulliss & Moore, special North Carolina counsel to the Transferor, ALF L.P. and World Omni, in each case dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters, and, in the aggregate substantially to the effect that:

                                 (i) World Omni has been incorporated under the
                  Florida General Corporation Act, is current in the payment of fees due to the Florida Department of State and its status is active; World Omni has corporate power and authority to own, lease and operate its properties, to conduct its business as presently conducted and to enter into and perform its obligations under this Agreement, each Partnership Agreement and each Basic Document to which it is a party; to the best of their knowledge, World Omni is duly qualified as a foreign corporation to transact business and is in good standing in Alabama, Georgia, North Carolina and South Carolina; and, to the best of their knowledge, all of the issued and outstanding membership interest of WOLS LLC and ALF LLC is owned by World Omni, free and clear of Liens.

                                (ii) Each of WOLS LLC and ALF LLC has been duly
                  incorporated and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority to own, lease and operate its properties, to conduct its business as described in the Registration Statement and to enter into and perform its obligations under the related Partnership Agreement and each Basic Document to which it is a party; to the best of such counsel's knowledge and information, each of WOLS LLC and ALF LLC is duly qualified as a foreign limited liability company to transact business in Florida and Alabama; and the shares of issued and outstanding member interest of each of WOLS LLC and ALF LLC have been duly authorized and validly issued and are fully paid and non-assessable.

                               (iii) Each of the Transferor and ALF L.P. is duly
                  qualified and registered as a foreign partnership to transact business and is in good standing in Alabama and Florida.

                                (iv) This Agreement has been duly authorized,
                  executed and delivered by WOLS LLC, as the WOLS LP General Partner, ALF LLC, as the ALF L.P. General Partner and World Omni.

                                 (v) The Origination Trust has been qualified as
                  a business trust under applicable Alabama law and what is commonly known as a business trust under Chapter 609 of the Florida Statutes, and all filings required to be made in respect of the Origination Trust's status as a business trust under the laws of the States of Alabama and Florida have been made and are in full force and effect on the Closing Date.

                             (vi)(a) The Notes are in due and proper form, all
                  conditions precedent provided for in the Indenture relating to the issuance, authentication and delivery of the Notes have been complied with and the Notes have been duly and validly authorized and, when executed, issued, authenticated and delivered pursuant to the Indenture, and, in the case of the Class A Notes, when delivered to the Underwriters against payment of the consideration set forth in this Agreement, will be duly and validly issued and outstanding and entitled to the benefits of the Indenture.

                           (b) The Transferor Certificate is in due and proper
                  form, all conditions precedent provided for in the Securitization Trust Agreement relating to the issuance, authentication and delivery of the Transferor Certificate have been complied with and the Transferor Certificate has been duly and validly authorized and, when executed, issued, authenticated and delivered pursuant to the Securitization Trust Agreement, will be duly and validly issued and outstanding and entitled to the benefits of the Securitization Trust Agreement.


                               (vii) Each Partnership Agreement and each Basic
                  Document to which the Transferor, WOLS LLC, ALF LLC, ALF L.P. and World Omni is a party has been duly authorized, executed and delivered by the Transferor, WOLS LLC, ALF LLC, ALF L.P. and World Omni, as the case may be, and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute the legal, valid and binding agreement of such entity enforceable against such entity in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). (In rendering such opinion as to the enforceability of a Basic Document, counsel shall state that in the event of a conflict of law arising under such Basic Document, the governing law of such Basic Document will apply without regard to any otherwise applicable principles of conflicts of laws in the related state).

                              (viii) To the best knowledge and information of
                  such counsel, (A) there are no legal or governmental proceedings pending or threatened that are required to be disclosed in the Registration Statement other than those disclosed therein and (B) all pending legal or governmental proceedings to which the Transferor, WOLS LLC, ALF LLC, ALF L.P., the Origination Trustee (in its capacity as trustee of the Origination Trust) or World Omni is a party or to which any of their respective properties or assets is subject that are not described in the Registration Statement, including ordinary routine litigation incidental to the business of such entity, are, considered in the aggregate with respect to the Transferor, WOLS LLC, ALF LLC, ALF L.P., the Origination Trustee (in its capacity as trustee of the Origination Trust) or World Omni as the case may be, not material.

                                (ix) The statements in the Prospectus under the
                  captions "Summary", "Risk Factors", "Description of the Notes", "Security for the Notes", "Security for the Notes--The Residual Value Insurance Policy", "Additional Document

                  Provisions" and "The Class A Interest Rate Swap", insofar as such statements purport to summarize certain terms or provisions of the SUBI, the Notes and the Transferor Certificate, the Basic Documents, the Residual Value Insurance Policy, the Contingent and Excess Liability Insurance Policies and the Class A Interest Rate Swap, provide a fair summary of such provisions, and the statements in the Prospectus under "The Origination Trust--Allocation of Origination Trust Liabilities", "Risk Factors--Risks Associated With Consumer Protection Laws", "--Risks Associated With ERISA Liabilities", "--Risks Associated With Vicarious Tort Liability" and "--Risks in the Event of an Insolvency of World Omni; Substantive Consolidation with World Omni", "Additional Document Provisions", "Certain Legal Aspects of the Origination Trust and the SUBI", "Certain Legal Aspects of the Contracts and the Leased Vehicles" and "ERISA Considerations", to the extent that they constitute matters of law, summaries of legal matters, documents or proceedings or legal conclusions relating to U.S. federal law or the laws of the States of Florida, Georgia or North Carolina have been prepared or reviewed by such counsel and are correct in all material respects.

                                 (x) To the best knowledge and information of
                  such counsel, (A) there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto,
                  (B) the descriptions thereof or references thereto are correct and (C) no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to or filed.

                                (xi) No authorization, approval, consent or
                  order of any court or governmental authority or agency is required in connection with the issuance of the SUBI Certificate, the Notes or the Transferor Certificate, the offering of the Notes or the sale of the Class A Notes to the Underwriters, except those authorizations, approvals, consents and orders which have previously been obtained and are in full force and effect as of the Closing Date; provided, that such counsel need express no opinion as to state securities laws.

                               (xii) None of (A) the execution, delivery and
                  performance by the Transferor, ALF L.P. or World Omni of this Agreement or by the Transferor, WOLS LLC, ALF LLC, ALF L.P. or World Omni of any applicable Partnership Agreement or any Basic Document to which such entity is a party, (B) the consummation of the transactions contemplated herein or therein by any such entity or (C) the fulfillment of the terms hereof or thereof by any such entity will conflict with, result in a breach of or constitute a default under, or with the giving of notice or the passage of time or both, would constitute a default under or result in the creation or imposition of any Lien (except as permitted by the Basic

                  Documents) upon any property or assets of such entity pursuant to the terms of (i) the organizational, charter or partnership documents or bylaws of such entity, (ii) to the best knowledge and information of such counsel and except as otherwise provided in the Basic Documents, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which such entity is a party or by which it may be bound, or to which any of the properties or assets of such entity is subject or (iii) any applicable law, statute or regulation or, to the best knowledge and information of such counsel, any judgment, order or decree applicable to such entity of any court, regulatory body or other governmental instrumentality having jurisdiction over such entity except, in the case of clauses (ii) and (iii) above, for defaults, breaches or violations that do not, in the aggregate, have a material adverse effect on such entity.

                              (xiii) None of the Transferor, WOLS LLC, ALF LLC,
                  ALF L.P., World Omni, the Origination Trust or the Trust is an "investment company" or is "controlled" by an "investment company" as such terms are defined in the Investment Company Act.

                               (xiv) The Registration Statement has become
                  effective under the Act, and, to the best knowledge and information of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act of 1939, as amended, and the Rules and Regulations. Such counsel has no reason to believe that either the Registration Statement, at the Effective Time, or any such amendment or supplement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, at the date of this Agreement (or any such amendment or supplement, as of its respective date) or at the Closing Date included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial or statistical data contained in the Registration Statement or the Prospectus.

                                (xv) Neither the SUBI Trust Agreement nor the
                  Securitization Trust Agreement is required to be qualified under the Trust Indenture Act of 1939, as amended.

                               (xvi) The Indenture and the Backup Security
                  Agreement create a valid first priority perfected security interest in favor of the Indenture Trustee, for the benefit of the Noteholders, in the SUBI Collection Account, the Distribution Account, the Reserve Fund and the proceeds thereof (including Permitted Investments) for so long as they are held in such accounts.

                              (xvii) The transfer of the SUBI Certificate by ALF
                  L.P. to the Transferor constitutes a sale of the SUBI Certificate and the SUBI Assets evidenced thereby. The transfer of the SUBI Certificate by the Transferor to the Trust (A) constitutes a sale of the SUBI Certificate and the SUBI Assets evidenced thereby or (B) if such transfer does not constitute a sale, then the Securitization Trust Agreement, the Indenture and the delivery to and possession by the Indenture Trustee of the SUBI Certificate creates a valid first priority perfected security interest for the benefit of the Noteholders in the SUBI Certificate.

                             (xviii) Each of the Transferor, WOLS LLC, ALF LLC,
                  ALF L.P., World Omni and the Origination Trustee (in its capacity as trustee of the Origination Trust) possesses such certificates, authorities, licenses, permits and other governmental authorizations issued by Alabama and Florida, in the case of the Transferor, WOLS LLC, ALF LLC, ALF L.P. and World Omni, and by the States of Alabama, Florida, Georgia and North Carolina, in the case of the Origination Trustee (on behalf of the Origination Trust), materially necessary to conduct the business now operated by it, and none of such entities has received any notice of proceedings relating to the revocation or modification of any such certificate, authority, license or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of such entity.

                               (xix) The choice of law provisions contained in
                  each dealer agreement between World Omni and a dealer that originates lease contracts comprising Origination Trust Assets are valid and enforceable under the laws of Alabama, Georgia and North Carolina.

                                (xx) The assignment provisions contained in each
                  dealer agreement between World Omni and a dealer that originates lease contracts comprising Origination Trust Assets are valid and enforceable under the laws of the State in which such dealer originates such lease contracts.

                               (xxi) Assuming the chief executive office of the
                  Origination Trustee is located in the State of Illinois and the timely filing of an appropriate UCC Financing Statement with the Secretary of the State of Illinois, the grant by the Origination Trustee to the Indenture Trustee of a security interest in the 1998-A Leases pursuant to the Backup Security Agreement will create a valid, first priority perfected security interest in the 1998-A Leases.

                  (2) The favorable opinion of Hand Arendall, L.L.C., special Alabama counsel to the Transferor, ALF L.P. and World Omni, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Underwriters, and substantially to the effect that:

                                 (i) The SUBI Certificate has been duly and
                  validly authorized and, when executed, issued, authenticated and delivered pursuant to the SUBI Trust Agreement, will be duly and validly issued and outstanding and entitled to the benefits of the SUBI Trust Agreement.

                                (ii) The lease contracts originated in Alabama
                  are "true leases" for purposes of Alabama law.

                               (iii) Assuming the chief executive office of the
                  Origination Trustee is located in the State of Alabama and the timely filing of an appropriate UCC Financing Statement with the Secretary of the State of Alabama, the grant by the Origination Trustee to the Indenture Trustee of a security interest in the 1998-A Leases pursuant to the Backup Security Agreement will create a valid, first priority perfected security interest in the 1998-A Leases.

                  (3) The favorable opinion of Richards, Layton & Finger, special Delaware counsel to the Transferor, ALF L.P. and World Omni, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Underwriters, to the effect that:

                                 (i) Each of the Transferor and ALF L.P. has
                  been duly formed and is validly existing in good standing as a limited partnership under the Delaware Act with all requisite power under the Delaware Act and the related Partnership Agreement to enter into and perform its obligations under this Agreement, the related Partnership Agreement and each Basic Document to which it is a party.

                                (ii) The execution and delivery of and
                  performance under the related Partnership Agreement and each Basic Document to which the Transferor or ALF L.P. is a party
                  (A) have been duly authorized by all requisite partnership action on the part of the Transferor or ALF L.P., (B) are permitted under the Delaware Act and the related Partnership Agreement and (C) will not violate any Delaware statute or regulation; provided that such counsel need express no opinion regarding state securities laws.

                               (iii) No consent, approval, authorization or
                  order of, or registration or filing or declaration with, any Delaware court or governmental agency or body is required in connection with either the Transferor's or ALF L.P.'s execution or delivery of or performance under the related Partnership Agreement and each Basic Document to which it is a party.

                  (4) The favorable opinion of English, McCaughan & O'Bryan, P.A., special Florida counsel to the Transferor, ALF L.P. and World Omni, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters, and substantially to the effect that:

                                 (i) The Class A Notes will constitute
                  "indebtedness" for purposes of Florida income tax law, and the Class B Notes should constitute "indebtedness" for purposes of Florida income tax law.

                                (ii) The loan rule promulgated under the Florida
                  Corporate Income Tax Code and included in the Florida Administrative Code relating to interest on loans by "financial organizations" (as such term is defined therein), should not apply to an investment in the Notes by such a financial organization.

                               (iii) The statements in the Prospectus under
                  "Material Income Tax Considerations--Florida Income Taxation", to the extent that they constitute matters of law, summaries of legal matters, documents or proceedings or legal conclusions, have been reviewed by such counsel and are correct in all material respects.

                                (iv) The lease contracts originated in Florida
                  are "true leases" for purposes of Florida law.

                                 (v) Assuming that all other elements necessary
                  to render a lease contract legal, valid, binding and enforceable were present in connection with the execution, delivery and performance of each lease contract, and assuming that no action was taken in connection with the execution, delivery and performance of each lease contract that would give rise to a defense to the legality, validity, binding effect and enforceability of such lease contract, nothing in the forms of such lease contracts, as attached as an Exhibit to the Servicing Agreement, would render such lease contract other than legal, valid, binding and enforceable; assuming the validity, binding effect and enforceability in all other respects, such forms of lease contracts are in sufficient compliance with applicable federal and Florida state consumer protection laws so as not to be rendered void or voidable at the election of the related lessee.

                  (5) The favorable opinion of Cadwalader, Wickersham & Taft, special federal income tax counsel to the Transferor and ALF L.P., dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Underwriters, to the effect that (i) the Class A Notes will constitute "indebtedness" for federal income tax purposes and (ii) the statements in the Prospectus under the captions "Summary--Tax Status" and "Material Income Tax Considerations--Federal Taxation", to the extent that they constitute matters of law, summaries of legal matters or legal conclusions, have been reviewed by such counsel and are correct in all material respects.

                  (6) Reliance letters relating to each legal opinion relating to the transactions contemplated by this Agreement and the Basic Documents rendered by counsel to the Transferor, ALF L.P. or World Omni to the Owner Trustee, the Indenture Trustee, the Origination Trustee or any Rating Agency.

                  (7) The favorable opinion of McGuire, Woods, Battle & Boothe, counsel to the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Underwriters, to the effect that:

                                 (i) The Indenture Trustee has been duly
                  incorporated and is validly existing as a banking corporation, in good standing under the laws of the State of New York with full power and authority (corporate and other) to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations as Indenture Trustee under each Basic Document to which the Indenture Trustee is a party.

                                (ii) Each Basic Document to which the Indenture
                  Trustee is a party has been duly authorized, executed and delivered by the Indenture Trustee and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute a legal, valid and binding obligation of the Indenture Trustee enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                               (iii) The Notes have been duly authenticated and
                  delivered by the Indenture Trustee.

                                (iv) Neither the execution nor delivery by the
                  Indenture Trustee of each Basic Document to which it is a party nor the consummation of any of the transactions by the Indenture Trustee contemplated thereby require the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to, any governmental authority or agency under any existing federal or state law governing the banking or trust powers of the Indenture Trustee.

                                 (v) The execution and delivery of each Basic
                  Document to which the Indenture Trustee is a party and the performance by the Indenture Trustee of its terms do not conflict with or result in a violation of (A) any federal or state law or regulation governing the banking or trust powers of the Indenture Trustee, (B) the Articles of Association or By-Laws of the Indenture Trustee or (C) to the best knowledge of such counsel, any indenture, lease or material agreement to which the Indenture Trustee is a party or to which its assets are subject.

                  (8) The favorable opinion of Dorsey & Whitney, counsel to the Origination Trustee and the Trust Agent, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters, to the effect that:

                                 (i) The Origination Trustee has been duly
                  incorporated and is validly existing as a corporation in good standing under the laws of the State of Alabama with corporate power and authority to own, lease and operate its properties, to conduct its business as described in the Registration Statement and to enter into and perform its obligations under each Basic Document to which it is a party; to the best of their knowledge and information, the Origination Trustee is duly qualified as a foreign corporation to transact business and is in good standing in Georgia, Florida, North Carolina and Illinois; and the shares of issued and outstanding capital stock of the Origination Trustee have been duly authorized and validly issued, are fully paid and non-assessable and are owned by U.S. Bank, free and clear of any Liens. The Trust Agent has been duly incorporated and is validly existing as a national banking association, in good standing under the laws of the United States of America, with full power and authority (corporate and other) to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations as Trust Agent under each Basic Document to which the Trust Agent is a party.

                                (ii) Each Basic Document to which the
                  Origination Trustee or the Trust Agent is a party has been duly authorized, executed and delivered by the Origination Trustee or the Trust Agent, as applicable, and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute legal, valid and binding obligations of the Origination Trustee or the Trust Agent, as applicable, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                               (iii) The SUBI Certificate has been duly
                  executed, authenticated and delivered by the Origination Trustee.

                                (iv) Neither the execution nor delivery by the
                  Origination Trustee or the Trust Agent of each Basic Document to which it is a party nor the consummation of any of the transactions by the Origination Trustee or the Trust Agent contemplated thereby require the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to, any Person or entity, including any governmental authority or agency under any existing federal or state law.

                                 (v) The execution and delivery of each Basic
                  Document to which the Origination Trustee is a party and the performance by the Origination Trustee of their respective terms do not conflict with or result in a violation of its articles of incorporation or bylaws of the Origination Trustee or, to the best of such counsel's knowledge, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party, by which it may be bound or to which any of its property or assets is subject.

                                (vi) The execution and delivery of each Basic
                  Document to which the Trust Agent is a party and the performance by the Trust Agent of its terms do not conflict with or result in a violation of (A) any federal or state law or regulation governing the banking or trust powers of the Trust Agent, (B) the Articles of Association or By-Laws of the Trust Agent or (C) to the best knowledge of such counsel, any indenture, lease or material agreement to which the Trust Agent is a party or to which its assets are subject.

                  (9) The favorable opinions of Baker & Daniels and Holland & Knight counsel of the Insurer, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Underwriters, substantially in the form of the draft opinion previously delivered to the Representative, to the effect that, among other things, (i) the Insurer has been duly incorporated and is in good standing in the jurisdiction of its incorporation, (ii) the Insurer has the corporate power and authority to issue, execute, deliver and perform its obligations under the Residual Value Insurance Policy,
         (iii) no consent, approval, authorization or order of, or registration or filing or declaration with, any entity is required in connection with the issuance of the Residual Value Insurance Policy, (iv) the Residual Value Insurance Policy is enforceable in accordance with its terms and (v) the Residual Value Insurance Policy is not required to be registered under the Act.

                  (10) The favorable opinion of The Bayard Firm, special counsel to the Owner Trustee, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Underwriters, to the effect that:

                                 (i) PNC Bank has been incorporated and is
                  validly existing as a Delaware banking corporation, in good standing under the laws of the State of Delaware and is authorized thereunder and pursuant thereto to transact the business of banking, to exercise fiduciary power and to enter into and perform its obligations as Owner Trustee under each Basic Document to which PNC Bank is a party.

                                (ii) Each Basic Document to which PNC Bank is a
                  party has been duly authorized, executed and delivered by PNC Bank and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute a legal, valid and binding obligation of PNC Bank enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                               (iii) Each Note has been duly executed and
                  delivered by the Owner Trustee. The Transferor Certificate has been duly executed, authenticated and delivered by the Owner Trustee.

                                (iv) Neither the execution nor delivery by PNC
                  Bank of each Basic Document to which it is a party nor the consummation of any of the transactions by PNC Bank contemplated thereby require the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to, any Person or entity, including any governmental authority or agency under any existing federal or state law.

                                 (v) The execution and delivery of each Basic
                  Document to which PNC Bank is a party and the performance by PNC Bank of its terms do not conflict with or result in a violation of (A) any federal or state law or regulation governing the banking or trust powers of PNC Bank, (B) the Articles of Association or By-Laws of PNC Bank or (C) to the best knowledge of such counsel, any indenture, lease or material agreement to which PNC Bank is a party or to which its assets are subject.

                  (11) The favorable opinion of Stroock & Stroock & Lavan LLP, counsel for the Underwriters, dated the Closing Date, with respect to the existence of the Transferor, ALF L.P. and World Omni, the validity of the Notes and the Transferor Certificate and such other related matters as the Representative shall request. In rendering such opinion, Stroock & Stroock & Lavan LLP may rely on the opinions of (i) Hand Arendall, L.L.C., as to all matters of Alabama law, (ii) Richards, Layton & Finger and The Bayard Firm, special counsel to the Owner Trustee, as to all matters of Delaware law, (iii) English, McCaughan & O'Bryan, P.A., as to all matters of Florida law and (iv) McDermott, Will & Emery and/or Dorsey & Whitney, as to all matters of Illinois law, which opinions shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

         (f) The Insurer shall have issued the Residual Value Insurance Policy.

         (g) On or prior to the Closing Date, the Representative shall have received an officer's certificate from an officer of the Insurer stating that although the information in the Prospectus under "Security for the Notes--The Residual Value Insurance Policy" is limited and does not purport to provide the scope of disclosure required to be included in a prospectus with respect to a registrant under the Act in connection with the public offering of securities of such registrant, such officer has no reason to believe that the information in the Prospectus under "Security for the Notes--The Residual Value Insurance Policy" contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (h) Each Class of Class A Notes shall be rated in the highest rating category by each of Moody's, Standard & Poor's and Fitch and the Class B Notes shall be rated by at least two of Moody's, Standard & Poor's and Fitch, at least A3 by Moody's, at least A- by Standard & Poor's and at least A by Fitch.

         (i) On or prior to the Closing Date, all of the conditions precedent to the execution of the Class A Interest Rate Swap have been satisfied and each of the opinions delivered in connection with the Class A Interest Rate Swap have been addressed to the Underwritiers and delivered to the Representative.

         (j) On or prior to the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance of the Notes and the Transferor Certificate and sale of the Class A Notes as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the parties to the Basic Documents in connection with the issuance of the Notes and the Transferor Certificate and sale of the Class A Notes as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

         If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Transferor, ALF L.P. and World Omni at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 5(h) hereof.

         7.  Indemnification and Contribution.

         (a) Each of the Transferor and World Omni agrees, jointly and severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act as follows:

                        (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the Rules and Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                       (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Transferor and World Omni; and

                      (iii) against any and all expense whatsoever, as incurred (including, subject to Section 7(c) hereof, the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause
         (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Transferor by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (b) Each Underwriter severally agrees to indemnify and hold harmless the Transferor and World Omni, each of their respective directors, each of their respective officers who signed the Registration Statement and each person, if any, who controls each of the Transferor and World Omni, respectively, within the meaning of Section 15 of the Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Transferor by such Underwriter directly or through the Representative expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it with respect to which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have other than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall an indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

         8. Contribution. If the indemnification provided for in Section 7 hereof is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) thereof, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the loss, liability, claim, damage or expense referred to in subsection (a) or (b) of Section 7 (i) in such proportion as is appropriate to reflect the relative benefits received by the Transferor and World Omni on the one hand and the Underwriters on the other from the offering of the Class A Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Transferor and World Omni on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative benefits received by the Transferor and World Omni on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Transferor bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Transferor, World Omni or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the loss, liability, claim, damage or expense referred to in the first sentence of this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section. Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Class A Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the other provisions of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act shall have the same rights to contribution as such Underwriter and each director of the Transferor and World Omni, each officer of the Transferor who signed the Registration Statement and each person, if any, who controls either the Transferor or World Omni within the meaning of Section 15 of the Act shall have the same rights to contribution as the Transferor or World Omni, as the case may be. The Underwriters' respective obligations to contribute pursuant to this Section are several in proportion to the principal amount of the Class A Notes set forth opposite their respective names in Schedule I hereto and not joint.

         9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Transferor, ALF L.P. and World Omni or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Transferor, ALF L.P., World Omni or any of their respective representatives, officers or directors or any controlling Person, and will survive delivery of and payment for the Class A Notes. If for any reason the purchase of the Class A Notes by the Underwriters is not consummated, the Transferor, ALF L.P. and World Omni shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5(h) hereof and the respective obligations of the Transferor, World Omni, ALF L.P. and the Underwriters pursuant to Section 7 hereof shall remain in effect. If the purchase of the Class A Notes by the Underwriters is not consummated for any reason other than solely because of the occurrence of any event specified in clause (iii), (iv) or (v) of Section 10 hereof, the Transferor, ALF L.P. and World Omni will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Class A Notes.

         10. Termination of Agreement. The Representative may terminate this Agreement, by notice to the Transferor, ALF L.P. and World Omni, at any time prior to or at the Closing Date (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Transferor, World Omni, ALF L.P., the Origination Trust or the Insurer, whether or not arising in the ordinary course of business; (ii) if there has occurred any downgrading in the rating of the debt securities of the Transferor, ALF L.P., World Omni or the Insurer by any "nationally recognized statistical rating organization" (as such term is defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Transferor, ALF L.P., World Omni or the Insurer (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or other calamity or crisis, the effect of which is such as to make it, in the judgment of the Representative, impracticable to market any Class of Notes or to enforce contracts for the sale of any Class of Notes; (iv) if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority; or (v) if a banking moratorium has been declared by either federal, New York, Delaware, Florida, Illinois or Alabama authorities.

         11. Default By One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Date to purchase the Class A Notes which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representative shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the total aggregate principal amount of the Class A Notes, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in such proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                  (b) if the aggregate principal amount of Defaulted Securities exceeds 10% of the total aggregate principal amount of the Class A Notes, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

         No action pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement, either the Representative or ALF L.P. and the Transferor shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangement.

         12. Notices. All communications hereunder will be in writing and, if sent to (i) the Underwriters, shall be directed to the Representative and will be mailed, delivered or sent by facsimile and confirmed to it at Merrill Lynch & Co., North Tower, World Financial Center, New York, New York 10281-1201,
Attention: Geoffrey R. Witt, Managing Director (facsimile number (212) 449-9015); (ii) the Transferor, will be mailed, delivered or sent by facsimile and confirmed to it at World Omni Lease Securitization L.P., c/o World Omni Lease Securitization LLC, 120 N.W. 12th Avenue, Deerfield Beach, Florida 33442,
Attention: A. Tucker Allen, Vice President and Corporate Treasurer (facsimile number (954) 429-2685); (iii) ALF L.P., will be mailed, delivered or sent by facsimile and confirmed to it at Auto Lease Finance L.P., c/o Auto Lease Finance LLC, 120 N.W. 12th Avenue, Deerfield Beach, Florida 33442, Attention: A. Tucker Allen, Vice President and Corporate Treasurer (facsimile number (954) 429-2685); or (iv) World Omni, will be mailed, delivered or sent by facsimile and confirmed to it at World Omni Financial Corp., 120 N.W. 12th Avenue, Deerfield Beach, Florida 33442, Attention: A. Tucker Allen, Vice President and Corporate Treasurer (facsimile number (954) 429-2685).

         13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling Persons referred to in Sections 7 and 8 hereof, and no other Person will have any right or obligation hereunder.

         14. Severability of Provisions. Any covenant, provision, agreement or term of this Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

         15. Miscellaneous. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the matters and transactions contemplated hereby and supersedes all prior agreements and understandings whatsoever relating to such matters and transactions. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof.

         16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         17. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to any otherwise applicable principles of conflicts of laws.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us one of the counterparts duplicate hereof, whereupon it will become a binding agreement between the Transferor, ALF L.P. and World Omni and the Underwriters in accordance with its terms.

                                    Very truly yours,

                                    WORLD OMNI LEASE SECURITIZATION L.P.

                                    By:   WORLD OMNI LEASE SECURITIZATION LLC,
                                          its General Partner


                                    By:   __________________________
                                             Patrick C. Ossenbeck
                                             Assistant Treasurer

                                    AUTO LEASE FINANCE L.P.

                                    By:   AUTO LEASE FINANCE LLC,
                                          its General Partner


                                    By:   ___________________________
                                             Patrick C. Ossenbeck
                                             Assistant Treasurer

                                    WORLD OMNI FINANCIAL CORP.


                                    By:   ___________________________
                                             Patrick C. Ossenbeck
                                             Assistant Treasurer

CONFIRMED AND ACCEPTED, as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED


By:   ___________________________
      Name:
      Title:

For itself and as Representative of the other Underwriters named in Schedule I hereto.

                                   SCHEDULE I


                                                     Principal Amount    Principal Amount    Principal Amount    Principal Amount
Name of Underwriter                                    of Class A-1        of Class A-2        of Class A-3        of Class A-4
-------------------                                        Notes               Notes               Notes               Notes
                                                           -----               -----               -----               -----

Credit Suisse First Boston Corporation .............    $169,850,000       $173,800,000       $161,950,000       $138,796,285
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated......................................    $169,850,000       $173,800,000       $161,950,000       $138,796,285

First Union Capital Markets, a division
  of Wheat First Securities, Inc. ..................    $ 30,100,000       $ 30,800,000       $ 28,700,000       $ 24,596,810

NationsBanc Montgomery Securities LLC ..............    $ 30,100,000       $ 30,800,000       $ 28,700,000       $ 24,596,810

Salomon Smith Barney Inc. ..........................    $ 30,100,000       $ 30,800,000       $ 28,700,000       $ 24,596,810

       Total .......................................    $430,000,000       $440,000,000       $410,000,000       $351,383,000